EXHIBIT (h)(i)

DISTRIBUTION SERVICES AGREEMENT

AGREEMENT made as of November 13, 2019, between AB Multi-Manager Alternative Fund, a Delaware statutory trust (the “Fund”), and Sanford C. Bernstein & Company LLC, a Delaware corporation (the “Distributor”).

WITNESSETH

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, diversified management investment company;

WHEREAS, the Fund is authorized to issue shares of beneficial interest (“Shares”) pursuant to the Fund’s registration statement on Form N-2 (as it may be amended or supplemented from time to time, the “Registration Statement”);

WHEREAS, AllianceBernstein L.P. (the “Investment Adviser”) serves as the investment adviser to the Fund;

WHEREAS, the Distributor is a securities firm that is in the business of selling shares of investment companies directly to purchasers; and

WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the distribution of Shares.

NOW THEREFORE, the parties agree as follows:

Section 1. Appointment as Distributor.

(a)

Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its exclusive distributor in connection with the distribution of the Shares to brokerage customers of the Distributor, and the Distributor hereby accepts such appointment.

(b)	The Distributor agrees to use its best efforts to offer and sell Shares to investors that the Distributor reasonably believes meet the eligibility requirements set forth in the Registration Statement.

(c)

The Fund, the Investment Adviser and/or any administrator or transfer agent appointed by the Fund or the Investment Adviser (the “Administrator”), in its or their sole discretion, may return to the Distributor any Subscription Agreement that is not completed to its or their satisfaction and the Fund shall be under no obligation to accept any Subscription Agreement.

(d)

The Distributor acknowledges that Shares will be offered and sold only as set forth in the Registration Statement including, without limitation, pricing of Shares, handling of investor funds, subscription dates and investor eligibility standards.

(e)

The Fund may suspend or terminate the offering of the Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

(f)

It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. The Fund shall be entitled to appoint other distributors to distribute Shares to persons other than brokerage customers of the Distributor.

Section 2. Shareholder Services

(a)

The Fund hereby appoints the Distributor as the exclusive shareholder servicing agent to shareholders of the Fund (“Shareholders”) who are brokerage customers of the Distributor and authorizes the Distributor to provide or arrange for the provision of services to such Shareholders as described below (“Shareholder Services”). The Distributor hereby accepts such appointment.

(b)	Shareholder Services shall include, but shall not be limited to:

(i)	the establishment and maintenance of Shareholder accounts and the provision of continuing support services to Shareholders relating to their accounts;

(ii)	communicating periodically with Shareholders and providing information to them about the Fund, the Fund’s Shares, and tender offers;

(iii)	handling correspondence from Shareholders about their accounts;

(iv)	maintaining and keeping all types of account records;

(v)	providing information contemporaneous with the purchase, tender and other transactions in Shares;

(vi)	providing Shareholders with account statements;

(vii)

receiving, aggregating and processing Share purchases or tenders, processing distributions for Shareholders, assisting in compulsory redemptions, and issuing reports and transaction confirmations to Shareholders;

(viii)	transmitting, receiving and tabulating proxies and delivering proxies executed by Shareholders to the Fund;

(ix)	providing any general account administration activities related to the Shareholder accounts;

(x)	providing or procuring accounting services for the Shareholder accounts;

(xi)	providing such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to Shareholders; and

(xii)	providing such other administration services and information to Shareholders as may be reasonably requested by the Fund from time to time.

Section 3. Agency. In offering subscriptions, the Distributor shall act solely as an agent of the Fund and not as principal. It is understood and agreed that affiliates of the Distributor may make investments in the Fund for their own accounts. Nothing contained in this Agreement shall prevent such affiliates from purchasing Shares for their own accounts and selling or transferring such Shares in accordance with the Registration Statement and applicable law.

Section 4. Duties of the Fund.

(a)

The Fund shall take, from time to time, but subject always to any necessary approval of the Board of Trustees (the “Board”) of the Fund or of the Shareholders and to Section 1(e) of this agreement, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the “Securities Act”), so that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

(b)

For purposes of the offering of Shares, the Fund shall furnish to the Distributor copies of the Registration Statement, including the prospectus contained therein, and the subscription agreement and other documentation for use in the offering of Shares (the “Subscription Agreement”). Additional copies of such documents shall be furnished to the Distributor at no cost to the Distributor in such numbers as reasonably requested. The Fund may, but shall not be required to, furnish to the Distributor other sales material to be used by the Distributor in connection with the offering of the Shares for sale to the public. The Distributor is authorized to furnish to prospective subscribers for Shares only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Fund’s formation documents, or any other documents (including sales material) approved by the Fund.

(c)	The Fund shall furnish to the Distributor copies of all financial statements of the Fund (that the Fund is required by law to create and maintain) that the Distributor may reasonably request.

(d)

The Fund shall use its reasonable best efforts to qualify and maintain the qualification of the Shares for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(e)	The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

(f)	The Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

Section 5. Duties of the Distributor.

(a)	As distributor of the Fund’s Shares, the Distributor will be required to:

(i)

devote reasonable time and effort to its duties hereunder as distributor. Nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby;

(ii)	use its best efforts in performing its duties hereunder and follow the requirements of all applicable laws relating to the sale of securities; and

(iii)

adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors, the processing of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”) as such requirements may from time to time exist.

(b)	As shareholder servicing agent, the Distributor will be required to:

(i)	provide and/or arrange for the provision of Shareholder Services to Shareholders that are customers of the Distributor; and

(ii)

report to the Board at least annually, or more frequently as requested by the Board, regarding: (i) the nature of the Shareholder Services provided by the Distributor and any third parties retained by the Distributor; (ii) the amount of payments made by the Distributor to any such third parties; and (iii) any other information as reasonably requested by the Board.

Section 6. Payment of Expenses.

(a)

The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and any other required registration statements under the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with FINRA and preparing and mailing annual and interim reports and proxy materials to Shareholders (including but not limited to the expense of setting in type any such registration statements (including the Registration Statement), or interim reports or proxy materials).

(b)

The Fund shall bear any cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

(c)

The Distributor shall be responsible for any payments made to third parties retained by the Distributor to provide Shareholder Services hereunder. The Distributor shall bear the costs and expenses of preparing, printing and distributing any sales material used by the Distributor in connection with the offering of the Shares for sale to the public other than sales material provided to the Distributor by the Fund, and any expenses of advertising incurred by the Distributor in connection with such offering.

Section 7. Indemnification.

(a)

The Fund shall indemnify and hold harmless the Distributor and each person who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or an annual or interim report to Shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in writing in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its Shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim or claims that have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or such controlling person or persons of the Distributor. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor, or such controlling person or persons of the Distributor, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor, or such controlling person or persons of the Distributor, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees (“Trustees”) or officers in connection with the issuance or sale of any of the Shares.

(b)

The Distributor shall indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or other offering materials, as from time to time amended, or the annual or interim reports to Shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section.

(c)	The Distributor represents that it has notice of the provisions of the Fund’s Declaration of Trust disclaiming Shareholder and Board liability for acts and obligations of the Fund.

Section 8. Notices. Any notice or other communication required to be given in writing pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 1345 Avenue of the Americas, New York, NY 10105, Attention: Emilie D. Wrapp and (2) to the Fund at 1345 Avenue of the Americas, New York, NY 10105, Attention: Eric C. Freed or such other address as the Fund or the Distributor may have designated in writing to the other.

Section 9. Duration and Termination of this Agreement.

(a)

This Agreement shall become effective on the date hereof and shall continue in effect for a term of one year and continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually (i) by the Fund’s Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

(b)

This Agreement may be terminated at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

(c)

The terms “vote of a majority of the outstanding voting securities,” “assignment,” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 10. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Board or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

Section 11. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the applicable provisions of the Investment Company Act and the laws of the State of New York as at the time in effect without giving effect to the principles of conflicts of law rules. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same agreement.

Section 13. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

Section 14. Entire Agreement. This Agreement sets forth the agreement and understanding of the parties hereto solely with respect to the matters covered hereby. Nothing in this Agreement shall govern, restrict or limit in any respect any other business dealings between the parties hereto unless otherwise expressly provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Distribution Service Agreement as of the day and year first above written.

AB Multi-Manager Alternative Fund

By:	/s/ Eric C. Freed
Name:	Eric C. Freed
Title:	Assistant Secretary

Sanford C. Bernstein & Company, LLC

By:	/s/ David Lesser
Name:	David Lesser
Title:	Corporate Secretary